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                                                                    Exhibit 10.1

                                 ALLERGAN, INC.

             $700,000,000 1.50% Convertible Senior Notes Due 2026*

                               Purchase Agreement

                                                                   April 6, 2006

Banc of America Securities LLC
Citigroup Global Markets Inc.
Morgan Stanley & Co. Incorporated
As Representatives of the Initial Purchasers
c/o Citigroup Global Markets Inc.
388 Greenwich Street
New York, New York 10013

Ladies and Gentlemen:

          Allergan, Inc., a corporation organized under the laws of Delaware (the "Company"), proposes to issue and sell to the several parties named in
Schedule I hereto (the "Initial Purchasers"), for whom you (the "Representatives") are acting as representatives, $700,000,000 aggregate principal amount of its 1.50% Convertible Senior Notes Due 2026 (the "Firm Securities"). The Company also proposes to grant to the Initial Purchasers an option to purchase up to $50,000,000 additional principal amount of such Notes to cover over-allotments (the "Option Securities" and, together with the Firm Securities, the "Securities"). The Securities are convertible into shares of Common Stock, par value $0.01 per share (the "Common Stock"), of the Company at the conversion price set forth herein. The Securities are to be issued under an indenture (the "Indenture"), to be dated as of the Closing Date, between the Company and Wells Fargo Bank, National Association, as trustee (the "Trustee"). The Securities will have the benefit of a registration rights agreement (the "Registration Rights Agreement"), to be dated as of the Closing Date, between the Company and the Initial Purchasers, pursuant to which the Company will agree to register the resale of the Securities under the Act subject to the terms and conditions therein specified. To the extent there are no additional parties listed on Schedule I other than you, the term Representatives as used herein shall mean you as the Initial Purchasers, and the terms Representatives and Initial Purchasers shall mean either the singular or plural as the context requires. The use of the neuter in this Agreement shall include the feminine and masculine wherever appropriate. Certain terms used herein are defined in Section 20 hereof.

          The sale of the Securities to the Initial Purchasers will be made without registration of the Securities or the Common Stock issuable upon conversion thereof under the Act in reliance upon exemptions from the registration requirements of the Act.

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*    Plus an option to purchase up to $50,000,000 additional principal amount of
     Notes from the Company to cover over-allotments.

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          In connection with the sale of the Securities, the Company has prepared a preliminary offering memorandum, dated April 5, 2006 (including any and all exhibits thereto and any information incorporated by reference therein, the "Preliminary Memorandum"), and will prepare and deliver to each Initial Purchaser on the date hereof or the next succeeding day, copies of a final offering memorandum, dated April 6, 2006 (as amended or supplemented at the Execution Time, including any and all exhibits thereto and any information incorporated by reference therein, the "Final Memorandum"). Each of the Preliminary Memorandum and the Final Memorandum sets forth certain information concerning the Company, the Securities and the Common Stock issuable upon conversion thereof. The Company hereby confirms that it has authorized the use of the Disclosure Package, the Preliminary Memorandum and Final Memorandum, and any amendment or supplement thereto, in connection with the offer and sale of the Securities by the Initial Purchasers. Unless stated to the contrary, any references herein to the terms "amend," "amendment" or "supplement" with respect to the Disclosure Package, the Preliminary Memorandum and the Final Memorandum shall be deemed to refer to and include any information filed under the Exchange Act subsequent to the Execution Time that is incorporated by reference therein.

          1. Representations and Warranties. The Company represents and warrants to each Initial Purchaser as set forth below in this Section 1.

          (a) The Preliminary Memorandum, at the date thereof, did not contain any untrue statement of a material fact or omit to state any material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading. The Disclosure Package as of the Execution Time, does not contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. At the date thereof, on the Closing Date and on any settlement date for Option Securities, the Final Memorandum will not (and any amendment or supplement thereto, at the date thereof, at the Closing Date and on any such settlement date, will not) contain any untrue statement of a material fact or omit to state any material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that the Company makes no representation or warranty as to the information contained in or omitted from the Preliminary Memorandum or the Final Memorandum, or any amendment or supplement thereto, in reliance upon and in conformity with information furnished in writing to the Company by or on behalf of the Initial Purchasers through the Representatives specifically for inclusion therein, it being understood and agreed that the only such information furnished by or on behalf of any Initial Purchaser consists of the information described as such in
Section 8(b) hereof.

          (b) None of the Company, its Affiliates, or any person acting on its or their behalf (other than you, as to whom the Company makes no representation) has directly or indirectly, made offers or sales of any security, or solicited offers to buy, any security under circumstances that would require the registration of the Securities or the Common Stock issuable upon conversion thereof under the Act.

          (c) None of the Company, its Affiliates, or any person acting on its or their behalf (other than you, as to whom the Company makes no representation) has engaged in any


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form of general solicitation or general advertising (within the meaning of
Regulation D) in connection with any offer or sale of the Securities in the United States.

          (d) The Securities satisfy the eligibility requirements of Rule 144A(d)(3) under the Act.

          (e) The Company is not, and after giving effect to the offering and sale of the Securities and the application of the proceeds thereof as described in the Disclosure Package and the Final Memorandum will not be, an "investment company" as defined in the Investment Company Act.

          (f) The Company is subject to and in compliance with the reporting requirements of Section 13 of the Exchange Act.

          (g) For the six-month period preceding the Execution Time, and except in respect of its issuance of shares of Common Stock in connection with the acquisition of Inamed Corporation, the Company has not paid or agreed to pay to any person any compensation for soliciting another to purchase any securities of the Company (except as contemplated in this Agreement).

          (h) The Company has not taken, directly or indirectly, any action designed to or which has constituted or which might reasonably be expected to cause or result, under the Exchange Act or otherwise, in stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Securities.

          (i) Each of the Company and its subsidiaries has been duly incorporated and is validly existing as a corporation or limited liability company, as the case may be, in good standing under the laws of its respective jurisdiction of incorporation or organization with full corporate power and authority to own or lease, as the case may be, and to operate its respective properties and conduct its respective business as described in the Disclosure Package and Final Memorandum, and is duly qualified to do business as a foreign corporation and is in good standing under the laws of each jurisdiction that requires such qualification, except to the extent that such failure to be so qualified or be in good standing would reasonably be expected to have a material adverse effect on the assets, properties, business, results of operations or financial condition of the Company and its subsidiaries, taken as a whole, whether or not arising from transactions in the ordinary course of business (a "Material Adverse Effect").

          (j) All the issued capital stock or membership interests, as applicable, of each "significant subsidiary" (as such term is defined in Rule 1-02 of Regulation S-X) of the Company (each, a "Significant Subsidiary") have been duly authorized and validly issued and are fully paid and nonassessable, and, except as otherwise set forth in the Disclosure Package and the Final Memorandum, and, in the case of Allergan Productos Farmaceutico S.A., except for a minimal number of shares held by persons under the control of the Company for the purposes of complying with local laws and regulations in such company's jurisdiction of organization, all outstanding shares of capital stock of each Significant Subsidiary is owned by the Company either directly or through wholly owned subsidiaries free and clear of any security interest, claim, lien or encumbrance.


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          (k) The Company's authorized equity capitalization is as set forth in the Disclosure Package and the Final Memorandum and the capital stock of the Company conforms in all material respects to the description thereof contained in the Disclosure Package and the Final Memorandum; the outstanding shares of Common Stock have been duly authorized and validly issued and are fully paid and nonassessable; the shares of Common Stock initially issuable upon conversion of the Securities have been duly authorized and, when issued upon conversion of the Securities against payment of the conversion price in accordance with the terms of the Securities and the Indenture, will be validly issued, fully paid and nonassessable; the Board of Directors of the Company has duly and validly adopted resolutions reserving such shares of Common Stock for issuance upon conversion of the Securities; the holders of outstanding shares of capital stock of the Company are not entitled to preemptive or other rights to subscribe for the Securities or the shares of Common Stock issuable upon conversion thereof; and, except as set forth in the Disclosure Package and the Final Memorandum, no options, warrants or other rights to purchase, agreements or other obligations to issue, or rights to convert any obligations into or exchange any securities for, shares of capital stock of or ownership interests in the Company are outstanding.

          (l) The statements in the Preliminary Memorandum and the Final Memorandum under the headings "Description of Notes" and "Description of Capital Stock" insofar as such statements purport to summarize certain provisions of the Securities or the Common Stock, are accurate descriptions or summaries in all material respects.

          (m) The statements in the Preliminary Memorandum and the Final Memorandum under the heading "Certain United States Federal Income Tax Consequences" insofar as they purport to summarize certain provisions of the statutes or regulations referred to therein, are accurate summaries in all material respects.

          (n) This Agreement has been duly authorized, executed and delivered by the Company; the Indenture has been duly authorized and, assuming due authorization, execution and delivery thereof by the Trustee, when executed and delivered by the Company, will constitute a legal, valid and binding instrument, enforceable against the Company in accordance with its terms (subject, as to the enforcement of remedies, to applicable bankruptcy, fraudulent conveyance, reorganization, insolvency, moratorium or other laws affecting creditors' rights generally from time to time in effect and to general principles of equity); the Securities have been duly authorized, and, when executed and authenticated in accordance with the provisions of the Indenture and delivered to and paid for by the Initial Purchasers, will have been duly executed and delivered by the Company and (assuming the due authorization, execution and delivery of the Indenture by the Trustee) will constitute the legal, valid and binding obligations of the Company entitled to the benefits of the Indenture and enforceable against the Company in accordance with its terms (subject, as to the enforcement of remedies, to applicable bankruptcy, fraudulent conveyance, reorganization, insolvency, moratorium or other laws affecting creditors' rights generally from time to time in effect and to general principles of equity) and will be convertible into Common Stock in accordance with their terms; and the Registration Rights Agreement has been duly authorized by the Company.

          (o) No consent, approval, authorization, filing with or order of any court or governmental agency or body is required in connection with the transactions contemplated


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herein, in the Indenture or in the Registration Rights Agreement, except such as have already been obtained or as may be required under the Act or state securities laws, the securities laws of foreign jurisdictions or, with respect to the Registration Rights Agreement, the by-laws and rules of the NASD and the qualification of the Indenture under the Trust Indenture Act, except for consents, approvals, authorizations, registrations or qualifications the lack of which would not, singly or in the aggregate, have a material adverse effect upon the consummation of the transactions contemplated herein.

          (p) Subject to compliance by the Initial Purchasers with the representations, warranties and agreements set forth in Section 4 hereof, no registration under the Act of the Securities or the Common Stock issuable upon conversion thereof is required for the offer and sale of the Securities to or by the Initial Purchasers in the manner contemplated herein and in the Disclosure Package and the Final Memorandum.

          (q) Neither the execution and delivery of the Indenture, this Agreement or the Registration Rights Agreement, the issuance and sale of the Securities or the issuance of the Common Stock upon conversion thereof, nor the fulfillment of the terms hereof or thereof will conflict with, result in a breach or violation of or imposition of any lien, charge or encumbrance upon any property or assets of the Company or any of its subsidiaries pursuant to, (i) the charter or by-laws of the Company or any of its subsidiaries; (ii) the terms of any indenture, contract, lease, mortgage, deed of trust, note agreement, loan agreement or other agreement, obligation, condition, covenant or instrument to which the Company or any of its subsidiaries is a party or bound or to which its or their property is subject; or (iii) any statute, law, rule, regulation, judgment, order or decree applicable to the Company or any of its subsidiaries of any court, regulatory body, administrative agency, governmental body, arbitrator or other authority having jurisdiction over the Company or any of its subsidiaries or any of its or their properties, which violation or default would, in the case of clauses (ii) and (iii) above, either individually or in the aggregate with all other violations and defaults referred to in this paragraph (q) (if any), have (x) a Material Adverse Effect or (y) a material adverse effect upon the consummation of the transactions contemplated herein.

          (r) The consolidated historical financial statements and schedules of the Company and its consolidated subsidiaries included or incorporated by reference in the Disclosure Package and the Final Memorandum present fairly the financial condition, results of operations and cash flows of the Company as of the dates and for the periods indicated, comply as to form in all material respects with the applicable accounting requirements of Regulation S-X and have been prepared in conformity with generally accepted accounting principles applied on a consistent basis throughout the periods involved (except as otherwise noted therein); the pro forma financial statements included or incorporated by reference in the Disclosure Package and the Final Memorandum include assumptions that provided a reasonable basis for presenting the significant effects directly attributable to the transactions and events described therein at the time such pro forma financial statements were prepared, the related pro forma adjustments give appropriate effect to those assumptions, and the pro forma adjustments reflect the proper application of those adjustments to the historical financial statement amounts in the pro forma financial statements included or incorporated by reference in the Disclosure Package and the Final Memorandum; the pro forma financial statements included or incorporated by reference in the Disclosure Package and the Final Memorandum comply as to form in all material respects


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

with the applicable accounting requirements of Regulation S-X, except that the Company would be required to provide pro forma financial statements as of December 31, 2005 prior to the effectiveness of a Registration Statement, and the pro forma adjustments have been properly applied to the historical amounts in the compilation of those statements; and except for changes that are identified or otherwise contemplated in the Disclosure Package and the Final Memorandum including changes in the Company's or Inamed Corporation's operating results or financial position since September 30, 2005 reflected in the historical financial statements included or incorporated by reference in the Disclosure Package and the Final Memorandum, at such time as the pro forma financials are updated to reflect the pro forma financial statements as of December 31 2005, such updated pro forma financial statements will not, when considered as a whole, present a financial condition of the Company that is materially less favorable than the pro forma financial statements included or incorporated by reference in the Disclosure Package and the Final Memorandum.

          (s) No action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Company or any of its subsidiaries or its or their property is pending or, to the best knowledge of the Company, threatened that (i) could reasonably be expected to have a material adverse effect on the Company's performance of its obligations under this Agreement, the Indenture or the Registration Rights Agreement, or the consummation of any of the transactions contemplated hereby or thereby or (ii) could reasonably be expected to have a Material Adverse Effect, except as set forth in or contemplated in the Disclosure Package and the Final Memorandum (exclusive of any amendment or supplement thereto).

          (t) Except as disclosed in the Disclosure Package and the Final Memorandum, the Company and its subsidiaries have good and marketable title to all properties and assets owned by each of them, free and clear of all mortgages, pledges, liens, charges, security interests, claims, encumbrances or restrictions of any kind, except such as are neither material in amount nor materially significant in relation to the business of the Company and its subsidiaries, considered as one enterprise; all of the leases and subleases material to the business of the Company and its subsidiaries, considered as one enterprise, and under which the Company or any of its subsidiaries holds properties described in the Disclosure Package and the Final Memorandum are in full force and effect, and neither the Company nor any of its subsidiaries has any written notice of any material claim of any sort that has been asserted by anyone adverse to the rights of the Company or any of its subsidiaries under any of the leases or subleases mentioned above, or affecting or questioning the rights of the Company or any subsidiary thereof to the continued possession of the leased or subleased premises under any such lease or sublease.

          (u) Except as disclosed in the Disclosure Package and the Final Memorandum and except as would not have a Material Adverse Effect, neither the Company nor any of its subsidiaries is in violation of its charter, by-laws or other organizational documents or in default in the performance or observance of any obligation, agreement, covenant or condition contained in any contract, indenture, mortgage, deed of trust, loan or credit agreement, note, lease or other agreement or instrument to which the Company or any of its subsidiaries is a party or by which it may be bound or to which any of the property or assets of the Company or any of its subsidiaries may be subject.


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

          (v) Ernst & Young LLP ("E&Y"), who have certified certain financial statements of the Company and its consolidated subsidiaries and delivered their report with respect to the audited consolidated financial statements and schedules as of December 31, 2005 included or incorporated by reference in the Disclosure Package and the Final Memorandum, are, to the best knowledge of the Company, after due inquiry, an independent registered public accounting firm with respect to the Company.

          (w) KPMG LLP ("KPMG"), who have certified (i) certain financial statements of the Company and its consolidated subsidiaries and delivered their report with respect to the audited consolidated financial statements and schedules as of December 31, 2004 and (ii) certain financial statements of Inamed Corporation and its consolidated subsidiaries and delivered their report with respect to the audited consolidated financial statements and schedules as of December 31, 2005, included or incorporated by reference in the Disclosure Package and the Final Memorandum, are, to the best knowledge of the Company, after due inquiry, an independent registered public accounting firm with respect to the Company.

          (x) There are no stamp or other issuance or transfer taxes or duties or other similar fees or charges required to be paid in connection with the execution and delivery of this Agreement or the issuance or sale by the Company of the Securities or, if issued on the date hereof, upon the issuance of Common Stock upon the conversion thereof.

          (y) The Company and each of its subsidiaries have filed all applicable tax returns required to have been filed by them and have paid all taxes due pursuant to such returns or pursuant to any assessment received by them (except where the requirement for payment of such taxes is being contested in good faith in appropriate proceedings), except where the failure so to file or pay would not result in a Material Adverse Effect.

          (z) Except for disputes that could not reasonably be expected to have a Material Adverse Effect, no labor dispute exists with the employees of the Company or with employees of any of its subsidiaries nor, to the best knowledge of the Company, is any such labor dispute imminent.

          (aa) The Company and each of its subsidiaries are insured by insurers of recognized financial responsibility against such losses and risks and in such amounts as are prudent and customary in the businesses in which they are engaged; neither the Company nor any of its subsidiaries has been refused any material insurance coverage sought or applied for; and neither the Company nor any of its subsidiaries has any reason to believe that it will not be able to renew its existing insurance coverage as and when such coverage expires or to obtain similar coverage from similar insurers as may be necessary to continue its business at a cost that would not have a Material Adverse Effect.

          (bb) No subsidiary of the Company is currently prohibited, directly or indirectly, from paying any dividends to the Company, from making any other distribution on such subsidiary's capital stock, from repaying to the Company any loans or advances to such subsidiary from the Company or from transferring any of such subsidiary's property or assets to the Company or any other subsidiary of the Company, except as described in or contemplated in


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the Disclosure Package and the Final Memorandum (exclusive of any amendment or supplement thereto).

          (cc) Except as disclosed in the Disclosure Package and the Final Memorandum, the Company and its subsidiaries possess such licenses, approvals, consents and other authorizations (collectively, the "Governmental Licenses") issued by all applicable regulatory agencies or bodies necessary to conduct the business now operated by them, except where the failure to possess such Governmental Licenses would not, singly or in the aggregate, have a Material Adverse Effect; the Company and its subsidiaries are in compliance with the terms and conditions of all such Governmental Licenses, except where the failure so to comply would not, singly or in the aggregate, have a Material Adverse Effect; all of the Governmental Licenses are valid and in full force and effect, except where the invalidity of such Governmental Licenses or the failure of such Governmental Licenses to be in full force and effect would not have a Material Adverse Effect; and neither the Company nor any of its subsidiaries has received any notice of proceedings relating to the revocation or modification of any such Governmental Licenses which, singly or in the aggregate, if the subject of an unfavorable decision, ruling or finding, would result in a Material Adverse Effect.

          (dd) The Company and its subsidiaries maintain a system of effective internal control over financial reporting as defined in Rule 13a-15(f) under the Exchange Act sufficient to provide reasonable assurances that (i) transactions are executed in accordance with management's general or specific authorization,
(ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with generally accepted accounting principles and to maintain accountability for assets, (iii) access to assets is permitted only in accordance with management's general or specific authorization and (iv) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences.

          (ee) Except as disclosed in the Preliminary Offering Memorandum and the Final Offering Memorandum, since the end of the Company's most recent audited fiscal year, there has been (i) no material weakness in the Company's internal control over financial reporting (whether or not remediated) and (ii) no change in the Company's internal control over financial reporting that has materially affected, or is reasonably likely to materially affect, the Company's internal control over financial reporting.

          (ff) The Company and its subsidiaries maintain "disclosure controls and procedures" (as such term is defined in Rule 13a-15(e) under the Exchange
Act); such disclosure controls and procedures are effective.

          (gg) Except as disclosed in the Disclosure Package and the Final Memorandum and except as such matters would not, singularly or in the aggregate, have a Material Adverse Effect, (i) neither the Company nor any of its subsidiaries is in violation of any federal, state, local or foreign statute, law, rule, regulation, ordinance, code, policy or rule of common law or any judicial or administrative interpretation thereof, including any judicial or administrative order, consent, decree or judgment, relating to pollution or protection of human health, the environment (including, without limitation, ambient air, surface water, groundwater, land surface or subsurface strata) or wildlife, including, without limitation, laws and regulations relating to

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the release or threatened release of chemicals, pollutants, contaminants, wastes, toxic substances, hazardous substances, petroleum or petroleum products (collectively, "Hazardous Materials") or to the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of Hazardous Materials (collectively, "Environmental Laws"); (ii) the Company and its subsidiaries have all permits, authorizations and approvals required under any applicable Environmental Laws and are each in compliance with their requirements; and (iii) there are no pending or, to the best knowledge of the Company, threatened administrative, regulatory or judicial actions, suits, demands, demand letters, claims, liens, notices of noncompliance or violation, investigation or proceedings relating to any Environmental Law against the Company or any of its subsidiaries.

          (hh) Except as disclosed in the Disclosure Package and the Final Memorandum, the Company and its subsidiaries own or possess, or can acquire on reasonable terms, adequate patents, patent rights, licenses, inventions, copyrights, know-how (including trade secrets and other unpatented and/or unpatentable proprietary or confidential information, systems or procedures), trademarks, service marks, trade names or other intellectual property (collectively, the "Intellectual Property") necessary to carry on the business as now operated, or as proposed in the Disclosure Package and the Final Memorandum to be operated, by them (the "Company Business"), except where the failure to own such Intellectual Property would not be expected to have a Material Adverse Effect. Except as set forth otherwise in the Disclosure Package and the Final Memorandum: (a) neither the Company nor any of its Significant Subsidiaries has received any written or oral notice by or on behalf of a claimant of any infringement or misappropriation of, or conflict with, any intellectual or proprietary rights of the claimant by the conduct of the Company Business by the Company and its Significant Subsidiaries, and which infringement, misappropriation or conflict (if the subject of any unfavorable decision, ruling or finding), singularly or in the aggregate, would reasonably be expected to result in a Material Adverse Effect, and the Company is not aware of any facts which would form a reasonable basis for any such claim; (b) there is no pending or, to the Company's knowledge, threatened action, suit, proceeding or claim by others challenging the Company's rights in or to any such material Intellectual Property or the validity or scope of any such material Intellectual Property, and the Company is not aware of any facts which would form a reasonable basis for any such claim; and (c) to the Company's knowledge, there is no material infringement or misappropriation by third parties of any of the Company's Intellectual Property.

          (ii) There is and has been no failure on the part of the Company and any of the Company's directors or officers, in their capacities as such, to comply in all material respects with any provision of the Sarbanes-Oxley Act of 2002 and the rules and regulations promulgated in connection therewith (the "Sarbanes-Oxley Act"), including Section 402 relating to loans and Sections 302 and 906 relating to certifications.

          Any certificate signed by any officer of the Company and delivered to the Representatives or counsel for the Initial Purchasers in connection with the offering of the Securities shall be deemed a representation and warranty by the Company, as to matters covered thereby, to each Initial Purchaser.

          2. Purchase and Sale.

          (a) Subject to the terms and conditions and in reliance upon the representations and warranties herein set forth, the Company agrees to sell to each Initial Purchaser, and each Initial Purchaser agrees, severally and not jointly, to purchase from the Company, at a purchase price of 98.25% of the principal amount thereof, the principal amount of Firm Securities set forth opposite such Initial Purchaser's name in Schedule I hereto.

          (b) Subject to the terms and conditions and in reliance upon the representations and warranties herein set forth, the Company hereby grants an option to the several Initial Purchasers to purchase, severally and not jointly, the Option Securities at the same purchase price as the Initial Purchasers paid for the Firm Securities. The option may be exercised only to cover over-allotments (i.e. sales by the Initial Purchasers on the date hereof at the Issue Price listed on Schedule II hereto in excess of the allotted Firm Securities listed in Schedule II hereof) in the sale of the Firm Securities by the Initial Purchasers. The option may be exercised in whole or in part at any time and from time to time on or before the 30th day after the date of the Final Memorandum upon written or telegraphic notice by the Representatives to the Company setting forth the principal amount of Option Securities as to which the several Initial Purchasers are exercising the option and the settlement date. Delivery of the Option Securities, and payment therefor, shall be made as provided in Section 3 hereof. The principal amount of Option Securities to be purchased by each Initial Purchaser shall be the same percentage of the total principal amount of Option Securities to be purchased by the several Initial Purchasers as such Initial Purchaser is purchasing of the Firm Securities, subject to such adjustments as you in your absolute discretion shall make to eliminate any fractional Securities.

          3. Delivery and Payment.

          (a) Delivery of and payment for the Firm Securities and the Option Securities (if the option provided for in Section 2(b) hereof shall have been exercised on or before the first Business Day immediately preceding the Closing
Date) shall be made at 10:00 A.M., New York City time, on April 12, 2006, which date and time may be postponed by agreement between the Representatives and the Company or as provided in Section 9 hereof (such date and time of delivery and payment for the Securities being herein called the "Closing Date"). Delivery of the Securities shall be made to the Representatives for the respective accounts of the several Initial Purchasers against payment by the several Initial Purchasers through the Representatives of the purchase price thereof to or upon the order of the Company by wire transfer payable in same-day funds to the account specified by the Company. Delivery of the Securities shall be made through the facilities of The Depository Trust Company unless the Representatives shall otherwise instruct.

          (b) If the option provided for in Section 2(b) hereof is exercised after the first Business Day immediately following the Closing Date, the Company will deliver the Option Securities (at the expense of the Company) to the Representatives on the date specified by the Representatives (which shall be within three Business Days after exercise of said option) for the respective accounts of the several Initial Purchasers, against payment by the several Initial Purchasers through the Representatives of the purchase price thereof to or upon the order of the Company by wire transfer payable in same-day funds to the account specified by the Company. If settlement for the Option Securities occurs after the Closing Date, the Company will deliver to the Representatives on the settlement date for the Option Securities, and the obligation of the

Initial Purchasers to purchase the Option Securities shall be conditioned upon receipt of, supplemental opinions, certificates and letters confirming as of such date the opinions, certificates and letters delivered on the Closing Date pursuant to Section 6 hereof.

          4. Offering by Initial Purchasers.

          (a) Each Initial Purchaser acknowledges that the Securities and the Common Stock issuable upon conversion thereof have not been and will not be registered under the Act and may not be offered or sold within the United States or to, or for the account or benefit of, U.S. persons, except pursuant to an exemption from, or in a transaction not subject to, the registration requirements of the Act.

          (b) Each Initial Purchaser, severally and not jointly, represents and warrants to and agrees with the Company that:

               (i) it has not offered or sold, and will not offer or sell, any Securities to, or for the account or benefit of, any person (x) as part of their distribution at any time or (y) otherwise until one year after the later of the commencement of the offering and the date of closing of the offering except to those it reasonably believes to be "qualified institutional buyers" (as defined in Rule 144A under the Act) and except in accordance with Rule 144A;

               (ii) neither it nor any person acting on its behalf has made or will make offers or sales of the Securities in the United States by means of any form of general solicitation or general advertising (within the meaning of Regulation D) in the United States;

               (iii) in connection with each sale pursuant to Section 4(b)(i), it has taken or will take reasonable steps to ensure that the purchaser of such Securities is aware that such sale is being made in reliance on Rule 144A;

               (iv) any information provided by the Initial Purchasers to publishers of publicly available databases about the terms of the Securities shall include a statement that the Securities have not been registered under the Act and are subject to restrictions under Rule 144A under the Act;

               (v) it acknowledges that additional restrictions on the offer and sale of the Securities and the Common Stock issuable upon conversion thereof are described in the Disclosure Package and the Final Memorandum;

               (vi) it is an "accredited investor" (as defined in Rule 501(a) of Regulation D);

               (vii) it is a "qualified institutional buyer" (as defined in Rule 144A under the Securities Act);

               (viii) it has only communicated or caused to be communicated and will only communicate or cause to be communicated any invitation or inducement to engage in investment activity (within the meaning of Section 21 of the FSMA) received by it in connection with the issue or sale of any Securities, in circumstances in which Section 21(1) of the Financial Services and Markets Act 2000 (the "FSMA") does not apply to the Company; and

               (ix) it has complied and will comply with all applicable provisions of the FSMA with respect to anything done by it in relation to the Securities in, from or otherwise involving the United Kingdom.

          5. Agreements. The Company agrees with each Initial Purchaser that:

          (a) The Company will furnish to each Initial Purchaser and to counsel for the Initial Purchasers, without charge, during the period referred to in
Section 5(d) below, as many copies of the materials contained in the Disclosure Package and the Final Memorandum and any amendments and supplements thereto as they may reasonably request.

          (b) The Company will not amend or supplement the Disclosure Package or the Final Memorandum, other than by filing documents under the Exchange Act that are incorporated by reference therein, without the prior written consent of the Representatives, which consent will not be unreasonably withheld; provided, however, that, prior to the completion of the distribution of the Securities by the Initial Purchasers (as determined by the Initial Purchasers), the Company will not file any document under the Exchange Act that is incorporated by reference in the Disclosure Package or the Final Memorandum unless, prior to such proposed filing, the Company has furnished the Representatives with a copy of such document for their review and the Representatives have not reasonably objected to the filing of such document. The Company will promptly advise the Representatives when any document filed under the Exchange Act that is incorporated by reference in the Disclosure Package or the Final Memorandum shall have been filed with the Commission.

          (c) The Company will prepare a final term sheet, containing solely a description of final terms of the Securities and the offering thereof, in the form approved by you and attached as Schedule II hereto.

          (d) If at any time prior to the completion of the sale of the Securities by the Initial Purchasers (as determined by the Representatives), any event occurs as a result of which the Disclosure Package and the Final Memorandum, as then amended or supplemented, would include any untrue statement of a material fact or omit to state any material fact necessary to make the statements therein, in the light of the circumstances under which they were made or in light of the circumstances then prevailing, not misleading, or if it should be necessary to amend or supplement the Disclosure Package and the Final Memorandum to comply with applicable law, the Company will promptly (i) notify the Representatives of any such event; (ii) subject to the requirements of
Section 5(b), prepare an amendment or supplement that will correct such statement or omission or effect such compliance; and (iii) supply any supplemented or amended Disclosure Package and the Final Memorandum to the several Initial Purchasers and counsel for the Initial Purchasers, without charge, in such quantities as they may reasonably request.

          (e) Without the prior written consent of the Representatives, the Company has not given and will not give to any prospective purchaser of the Securities any written information concerning the offering of the Securities other than materials contained in the Disclosure Package, the Final Memorandum or any other offering materials prepared by or with the prior written consent of the Representatives.

          (f) The Company will arrange, if necessary, for the qualification of the Securities for sale by the Initial Purchasers under the laws of such jurisdictions as the Representatives may designate and will maintain such qualifications in effect so long as required for the sale of the Securities; provided that in no event shall the Company be obligated to qualify to do business in any jurisdiction where it is not now so qualified or to take any action that would subject it to service of process in suits, other than those arising out of the offering or sale of the Securities, in any jurisdiction where it is not now so subject. The Company will promptly advise the Representatives of the receipt by the Company of any notification with respect to the suspension of the qualification of the Securities for sale in any jurisdiction or the initiation or threatening of any proceeding for such purpose.

          (g) The Company will not, and will not permit any of its Affiliates to, resell any Securities or shares of Common Stock issued upon conversion thereof that have been acquired by any of them.

          (h) None of the Company, its Affiliates, or any person acting on its or their behalf (other than the Initial Purchasers) will, directly or indirectly, make offers or sales of any security, or solicit offers to buy any security, under circumstances that would require the registration of the Securities or Common Stock issuable upon conversion thereof under the Act.

          (i) None of the Company, its Affiliates, or any person acting on its or their behalf (other than the Initial Purchasers) will engage in any form of general solicitation or general advertising (within the meaning of Regulation D) in connection with any offer or sale of the Securities in the United States.

          (j) So long as any of the Securities or the Common Stock issuable upon the conversion thereof are "restricted securities" within the meaning of Rule 144(a)(3) under the Act the Company will, during any period in which it is not subject to and in compliance with Section 13 or 15(d) of the Exchange Act, provide to each holder of such restricted securities and to each prospective purchaser (as designated by such holder) of such restricted securities, upon the request of such holder or prospective purchaser, any information required to be provided by Rule 144A(d)(4) under the Act. This covenant is intended to be for the benefit of the holders, and the prospective purchasers designated by such holders, from time to time of such restricted securities.

          (k) Any information provided by the Company to publishers of publicly available databases about the terms of the Securities shall include a statement that the Securities have not been registered under the Act and are subject to restrictions under Rule 144A under the Act.

          (l) The Company will cooperate with the Representatives and use its best efforts to permit the Securities to be eligible for clearance and settlement through The Depository Trust Company.

          (m) The Company will reserve and keep available at all times, for so long as any Securities are outstanding and convertible, free of pre-emptive rights, the full number of shares of Common Stock issuable upon conversion of the Securities.

          (n) The Company will not for a period of 90 days following the Execution Time, without the prior written consent Banc of America Securities and Citigroup, directly or indirectly, offer, sell or contract to sell, or otherwise dispose of (or enter into any transaction which is designed to, or might reasonably be expected to, result in the disposition (whether by actual disposition or effective economic disposition due to cash settlement or otherwise) by the Company or any Affiliate of the Company or any person in privity with the Company or any Affiliate of the Company), or establish or increase a put equivalent position or liquidate or decrease a call equivalent position within the meaning of Section 16 of the Exchange Act in respect of, any shares of capital stock of the Company or any securities convertible into, or exercisable or exchangeable for, shares of capital stock of the Company (other than the Securities), or publicly announce an intention to effect any such transaction; provided, however, that (i) the Company may issue and sell Common Stock or securities convertible into or exchangeable for Common Stock pursuant to any employee stock option plan, stock ownership plan, deferred compensation plan, stock bonus plan, dividend reinvestment plan or other arrangement described in the Disclosure Package and the Final Memorandum of the Company and in effect at the Execution Time, (ii) the Company may issue Common Stock issuable upon the conversion of securities or the exercise of options or warrants outstanding at the Execution Time, and (iii) the Company may issue and sell Common Stock or securities convertible into or exchangable for Common Stock in connection with acquisition or business combination transactions.

          (o) The Company will not take, directly or indirectly, any action designed to or that has constituted or that might reasonably be expected to cause or result, under the Exchange Act or otherwise, in stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Securities.

          (p) The Company agrees to pay the costs and expenses relating to the following matters: (i) the preparation of the Registration Rights Agreement and the preparation, printing or reproduction of the materials contained in the Disclosure Package and the Final Memorandum and each amendment or supplement to either of them; (ii) the printing (or reproduction) and delivery (including postage, air freight charges and charges for counting and packaging) of such copies of the materials contained in the Disclosure Package and the Final Memorandum, and all amendments or supplements to either of them, as may, in each case, be reasonably requested for use in connection with the offering and sale of the Securities; (iii) the preparation, printing, authentication, issuance and delivery of certificates for the Securities; (iv) any stamp or transfer taxes in connection with the original issuance and sale of the Securities; (v) the printing (or reproduction) and delivery of this Agreement, any blue sky memorandum and all other agreements or documents printed (or reproduced) and delivered in connection with the offering of the Securities; (vi) any registration or qualification of the Securities for offer and sale under the securities or blue sky laws of the several states, and any other jurisdictions specified pursuant to Section 5(f) (including filing fees and the reasonable fees and expenses of counsel for the Initial Purchasers relating to such registration and qualification); (vii) the transportation and other expenses incurred by or on behalf of Company representatives in connection with presentations to prospective purchasers of the Securities; (viii) the fees and expenses of the Company's accountants and the fees and expenses of counsel (including local and special counsel) for the Company; and (ix) all other costs and expenses incident to the performance by the Company of their obligations hereunder. Except as provided in this Section 5(p) and Section 7, the Initial Purchasers shall pay their own expenses, including the fees and disbursements of their counsel.

          (q) Between the date hereof and the Closing Date, the Company will not do or authorize any act or thing that would result in an adjustment of the conversion price.

          (r) The Company will, for a period of twelve months following the Execution Time, furnish to the Representatives upon request (i) all reports or other communications (financial or other) generally made available to stockholders, and deliver to the Representatives as soon as they are available, copies of any reports and financial statements furnished to or filed with the Commission or any securities exchange on which any class of securities of the Company is listed and (ii) such additional information concerning the business and financial condition of the Company as the Representatives may from time to time reasonably request (such statements to be on a consolidated basis to the extent the accounts of the Company and its subsidiaries are consolidated in reports furnished to stockholders).

          (s) The Company will not take any action or omit to take any action (such as issuing any press release relating to any Securities without an appropriate legend) which may result in the loss by any of the Initial Purchases of the ability to rely on any stabilization safe harbor provided by the Financial Services Authority under the FSMA.

          (t) The Company will comply in all material respects with all applicable securities and other laws, rules, and regulations, including, without limitation, the Sarbanes-Oxley Act, and use its best efforts to cause the Company's directors and officers, in their capacities as such, to comply in all material respects with such laws, rules and regulations, including, without limitation, the provisions of the Sarbanes-Oxley Act.

          6. Conditions to the Obligations of the Initial Purchasers. The obligations of the Initial Purchasers to purchase the Firm Securities and the Option Securities, as the case may be, shall be subject to the accuracy of the representations and warranties of the Company contained herein at the Execution Time, the Closing Date and any settlement date pursuant to Section 3 hereof, to the accuracy of the statements of the Company made in any certificates pursuant to the provisions hereof, to the performance by the Company of its obligations hereunder and to the following additional conditions:

          (a) The Company shall have requested and caused Latham & Watkins, counsel for the Company, to furnish the Representatives its opinion, dated the Closing Date and substantially in the form attached hereto as Exhibit A.

          (b) The Representatives shall have received from Cleary Gottlieb Steen & Hamilton LLP, counsel for the Initial Purchasers, such opinion or opinions, dated the Closing Date and addressed to the Representatives, with respect to the issuance and sale of the Securities, the Indenture, the Registration Rights Agreement, the Disclosure Package, the Final Memorandum (as amended or supplemented at the Closing Date) and other related matters as the Representatives may reasonably require, and the Company shall have furnished to such counsel such documents as they reasonably request for the purpose of enabling them to pass upon such matters.

          (c) The Company shall have furnished to the Representatives a certificate of the Company, signed by (i) the President or the Chief Executive Officer and (ii) the principal financial officer or the principal accounting officer of the Company, dated the Closing Date, to the effect that the signers of such certificate have carefully examined the Disclosure Package and the Final Memorandum, any amendments or supplements thereto, and this Agreement and that:

               (i) the representations and warranties of the Company in this Agreement are true and correct on and as of the Closing Date with the same effect as if made on the Closing Date, and the Company has complied with all the agreements and satisfied all the conditions on its part to be performed or satisfied hereunder at or prior to the Closing Date; and

               (ii) since the date of the most recent financial statements included or incorporated by reference in the Disclosure Package and the Final Memorandum (exclusive of any amendment or supplement thereto), there has been no material adverse change in the condition (financial or otherwise), prospects, earnings, business or properties of the Company and its subsidiaries, taken as a whole, whether or not arising from transactions in the ordinary course of business, except as set forth in or contemplated in the Disclosure Package and the Final Memorandum (exclusive of any amendment or supplement thereto).

          (d) At the Execution Time, the Company shall have requested and caused E&Y to furnish to the Representatives a "comfort" letter, dated as of the Execution Time and substantially in the form attached hereto as Exhibit B, and at the Closing Time, the Company shall have requested and caused E&Y to furnish to the Representatives a "bring-down comfort" letter, dated as of the Closing Date, reaffirming the statements made in the "comfort" letter, except that the specified date referred to shall be a date not more than three business days prior to the Closing Date.

          (e) At the Execution Time, the Company shall have requested and caused KPMG to furnish to the Representatives a "comfort" letter, dated as of the Execution Time and substantially in the form attached hereto as Exhibit C, and at the Closing Time, the Company shall have requested and caused KPMG to furnish to the Representatives a "bring-down comfort" letter, dated as of the Closing Date, reaffirming the statements made in the "comfort" letter, except that the specified date referred to shall be a date not more than three business days prior to the Closing Date.

          (f) At the Execution Time, the Company shall have requested and caused KPMG to furnish to the Representatives a "comfort" letter relating to Inamed Corporation, dated as of the Execution Time and substantially in the form attached hereto as Exhibit D, and at the Closing Time, the Company shall have requested and caused KPMG to furnish to the Representatives a "bring-down comfort" letter, dated as of the Closing Date, reaffirming the statements made in the "comfort" letter, except that the specified date referred to shall be a date not more than three business days prior to the Closing Date.

          (g) Subsequent to the Execution Time or, if earlier, the dates as of which information is given in the Disclosure Package (exclusive of any amendment or supplement thereto) and the Final Memorandum (exclusive of any amendment or supplement thereto), there shall not have been any change in the condition (financial or otherwise), prospects, earnings, business or properties of the Company and its subsidiaries taken as a whole, whether or not arising from transactions in the ordinary course of business, except as set forth in or contemplated in the Disclosure Package and the Final Memorandum (exclusive of any amendment or supplement thereto), the effect of which is, in the judgment of the Representatives, so material and adverse as to make it impractical or inadvisable to proceed with the offering or delivery of the Securities as contemplated in the Disclosure Package and the Final Memorandum (exclusive of any amendment or supplement thereto).

          (h) The Securities shall have been designated as PORTAL-eligible securities in accordance with the rules and regulations of the NASD and the Securities shall be eligible for clearance and settlement through The Depository Trust Company.

          (i) Subsequent to the Execution Time, there shall not have been any decrease in the rating of any of the Company's debt securities by any "nationally recognized statistical rating organization" (as defined for purposes of Rule 436(g) under the Act) or any notice given of any intended or potential decrease in any such rating or of a possible change in any such rating that does not indicate the direction of the possible change.

          (j) The Company shall have caused the shares of Common Stock initially issuable upon conversion of the Securities to be approved for listing, subject to issuance, on the New York Stock Exchange.

          (k) Prior to the Closing Date, the Company shall have furnished to the Representatives such further information, certificates and documents as the Representatives may reasonably request.

          If any of the conditions specified in this Section 6 shall not have been fulfilled when and as provided in this Agreement, or if any of the opinions and certificates mentioned above or elsewhere in this Agreement shall not be reasonably satisfactory in form and substance to the Representatives and counsel for the Initial Purchasers, this Agreement and all obligations of the Initial Purchasers hereunder may be cancelled at, or at any time prior to, the Closing Date by the Representatives. Notice of such cancellation shall be given to the Company in writing or by telephone or facsimile confirmed in writing.

          The documents required to be delivered by this Section 6 will be delivered at the office of counsel for the Initial Purchasers, at Cleary Gottlieb Steen & Hamilton LLP, One Liberty Plaza, New York, New York 10006, on the Closing Date.

          7. Reimbursement of Expenses. If the sale of the Securities provided for herein is not consummated because any condition to the obligations of the Initial Purchasers set forth in Section 6 hereof is not satisfied, because of any termination pursuant to Section 10 hereof or because of any refusal, inability or failure on the part of the Company to perform any agreement herein or comply with any provision hereof other than by reason of a default by any of the Initial Purchasers, the Company will reimburse the Initial Purchasers severally through Citigroup Global Markets Inc. on demand for all out-of-pocket expenses (including reasonable fees and disbursements of counsel) that shall have been incurred by them in connection with the proposed purchase and sale of the Securities.

          8. Indemnification and Contribution.

          (a) The Company agrees to indemnify and hold harmless each Initial Purchaser, the directors and officers of each Initial Purchaser and each person who controls any Initial Purchaser within the meaning of either the Act or the Exchange Act against any and all losses, claims, damages or liabilities, joint or several, to which they or any of them may become subject under the Act, the Exchange Act or other U.S. federal or state statutory law or regulation, at common law or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of a material fact contained in the Disclosure Package, the Final Memorandum, any Issuer Written Information or any other written information used by or on behalf of the Company in connection with the offer or sale of the Securities, or in any amendment or supplement thereto, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, and agrees to reimburse each such indemnified party, as incurred, for any legal or other expenses reasonably incurred by it in connection with investigating or defending any such loss, claim, damage, liability or action; provided, however, that the Company will not be liable in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon any such untrue statement or alleged untrue statement or omission or alleged omission made in the Preliminary Memorandum or the Final Memorandum, or in any amendment thereof or supplement thereto, in reliance upon and in conformity with written information furnished to the Company by or on behalf of any Initial Purchaser through the Representatives specifically for inclusion therein. This indemnity agreement will be in addition to any liability that the Company may otherwise have.

          (b) Each Initial Purchaser severally, and not jointly, agrees to indemnify and hold harmless the Company, each of its directors, each of its officers, and each person who controls the Company within the meaning of either the Act or the Exchange Act, to the same extent as the foregoing indemnity from the Company to each Initial Purchaser, but only with reference to written information relating to such Initial Purchaser furnished to the Company by or on behalf of such Initial Purchaser through the Representatives specifically for inclusion in the Preliminary Memorandum or the Final Memorandum or in any amendment or supplement thereto. This indemnity agreement will be in addition to any liability that any Initial Purchaser may otherwise have. The Company acknowledges that (i) the statements set forth in the last paragraph of the cover page regarding delivery of the Securities and
(ii), under the heading "Plan of Distribution," the fifth and eighth paragraphs and the fifth and sixth sentences of the seventh paragraph related to compliance by the Initial Purchasers with applicable laws, stabilization and syndicate covering transactions and market-making transactions in the Preliminary Memorandum and the Final Memorandum constitute the only information furnished in writing by or on behalf of the Initial Purchasers for inclusion in the Preliminary Memorandum or the Final Memorandum or in any amendment or supplement thereto.

          (c) Promptly after receipt by an indemnified party under this Section 8 of notice of the commencement of any action, such indemnified party will, if a claim in respect thereof is to be made against the indemnifying party under this
Section 8, notify the indemnifying party in writing of the commencement thereof; but the failure so to notify the indemnifying party (i) will not relieve it from liability under paragraph (a) or (b) above unless and to the extent it did not otherwise learn of such action and such failure results in the forfeiture by the indemnifying party of substantial rights and defenses and (ii) will not, in any event, relieve the indemnifying party from any obligations to any indemnified party other than the indemnification obligation provided in paragraph (a) or (b) above. The indemnifying party shall be entitled to appoint counsel (including local counsel) of the indemnifying party's choice at the indemnifying party's expense to represent the indemnified party in any action for which indemnification is sought (in which case the indemnifying party shall not thereafter be responsible for the fees and expenses of any separate counsel, other than local counsel if not appointed by the indemnifying party, retained by the indemnified party or parties except as set forth below); provided, however, that such counsel shall be satisfactory to the indemnified party. It is understood, however, that the Company shall, in connection with any one such action or separate but substantially similar or related actions in the same jurisdiction arising out of the same general allegations or circumstances, be liable for the reasonable fees and expenses of only one separate firm of attorneys (in addition to any local counsel) at any time for all such Initial Purchasers and controlling persons, which firm shall be designated in writing by the Representatives. Notwithstanding the indemnifying party's election to appoint counsel (including local counsel) to represent the indemnified party in an action, the indemnified party shall have the right to employ separate counsel (including local counsel), and the indemnifying party shall bear the reasonable fees, costs and expenses of such separate counsel if (i) the use of counsel chosen by the indemnifying party to represent the indemnified party would present such counsel with a conflict of interest; (ii) the actual or potential defendants in, or targets of, any such action include both the indemnified party and the indemnifying party and the indemnified party shall have reasonably concluded that there may be legal defenses available to it and/or other indemnified parties that are different from or additional to those available to the indemnifying party; (iii) the indemnifying party shall not have employed counsel satisfactory to the indemnified party to represent the indemnified party within a reasonable time after notice of the institution of such action; or (iv) the indemnifying party shall authorize the indemnified party to employ separate counsel at the expense of the indemnifying party. An indemnifying party will not, without the prior written consent of the indemnified parties, settle or compromise or consent to the entry of any judgment with respect to any pending or threatened claim, action, suit or proceeding in respect of which indemnification or contribution may be sought hereunder (whether or not the indemnified parties are actual or potential parties to such claim or action) unless such settlement, compromise or consent includes an unconditional release of each indemnified party from all liability arising out of such claim, action, suit or proceeding.

          (d) In the event that the indemnity provided in paragraph (a) or (b) of this Section 8 is unavailable to or insufficient to hold harmless an indemnified party for any reason, the Company and the Initial Purchasers severally agree, in lieu of or supplemental to, respectively, indemnifying such indemnified party thereunder, to contribute to the amount paid or payable by such indemnified party as a result of the aggregate losses, claims, damages and liabilities (including legal or other expenses reasonably incurred in connection with investigating or defending any loss, claim, damage, liability or action) (collectively "Losses") to which the Company and one or more of the Initial Purchasers may be subject in such proportion as is appropriate to reflect the relative benefits received by the Company on the one hand and by the Initial Purchasers on the other from the offering of the Securities; provided, however, that in no case shall any Initial Purchaser be responsible for any amount in excess of the purchase discount or commission applicable to the Securities purchased by such Initial Purchaser hereunder. If the allocation provided by the immediately preceding sentence is unavailable for any reason, the Company and the Initial Purchasers severally shall contribute to the aggregate Losses in such proportion as is appropriate to reflect not only such relative benefits but also the relative fault of the Company on the one hand and the Initial Purchasers on the other in connection with the statements or omissions that resulted in such Losses, as well as any other relevant equitable considerations. Benefits received by the Company shall be deemed to be equal to the total net proceeds from the offering (before deducting expenses, but after deducting total discounts and commissions received by the Initial Purchasers) received by it, and benefits received by the Initial Purchasers shall be deemed to be equal to the total purchase discounts and commissions. Relative fault shall be determined by reference to, among other things, whether any untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information provided by the Company on the one hand or the Initial Purchasers on the other, the intent of the parties and their relative knowledge, access to information and opportunity to correct or prevent such untrue statement or omission. The Company and the Initial Purchasers agree that it would not be just and equitable if contribution were determined by pro rata allocation or any other method of allocation that does not take account of the equitable considerations referred to above. Notwithstanding the provisions of this paragraph (d), no person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. For purposes of this Section 8, each person who controls an Initial Purchaser within the meaning of either the Act or the Exchange Act and each director and officer of an Initial Purchaser shall have the same rights to contribution as such Initial Purchaser, and each person who controls the Company within the meaning of either the Act or the Exchange Act and each officer and director of the Company shall have the same rights to contribution as the Company, subject in each case to the applicable terms and conditions of this paragraph (d).

          9. Default by an Initial Purchaser. If any one or more Initial Purchasers shall fail to purchase and pay for any of the Securities agreed to be purchased by such Initial Purchaser hereunder and such failure to purchase shall constitute a default in the performance of its or their obligations under this Agreement, the remaining Initial Purchasers shall be obligated severally to take up and pay for (in the respective proportions which the principal amount of Securities set forth opposite their names in Schedule I hereto bears to the aggregate principal amount of Securities set forth opposite the names of all the remaining Initial Purchasers) the Securities which the defaulting Initial Purchaser or Initial Purchasers agreed but failed to purchase; provided, however, that in the event that the aggregate principal amount of Securities which the defaulting Initial Purchaser or Initial Purchasers agreed but failed to purchase shall exceed 10% of the aggregate principal amount of Securities set forth in Schedule I hereto, the remaining Initial Purchasers shall have the right to purchase all, but shall not be under any obligation to purchase any, of the Securities, and if such nondefaulting Initial Purchasers do not purchase all the Securities, this Agreement will terminate without liability to any nondefaulting Initial Purchaser or the Company. In the event of a default by any Initial Purchaser as set forth in this Section 9, the Closing Date shall be postponed for such period, not exceeding five Business Days, as the Representatives shall determine in order that the required changes in the Final Memorandum or in any other documents or arrangements may be effected. Nothing contained in this Agreement shall relieve any defaulting Initial Purchaser of its liability, if any, to the Company or any nondefaulting Initial Purchaser for damages occasioned by its default hereunder.

          10. Termination. This Agreement shall be subject to termination by the Representatives by notice to the Company prior to delivery of, and payment for, the Securities, if at any time prior to such delivery and payment (i) trading in the Company's Common Stock shall have been suspended by the Commission or the New York Stock Exchange or trading in securities generally on the New York Stock Exchange shall have been suspended or limited or minimum prices shall have been established on such exchange; (ii) a banking moratorium shall have been declared either by U.S. federal or New York State authorities; or (iii) there shall have occurred any outbreak or escalation of hostilities, declaration by the United States of a national emergency or war or other calamity or crisis the effect of which on financial markets is such as to make it, in the sole judgment of the Representatives, impractical or inadvisable to proceed with the offering or delivery of the Securities as contemplated in the Disclosure Package and the Final Memorandum (exclusive of any amendment or supplement thereto).

          11. Representations and Indemnities to Survive. The respective agreements, representations, warranties, indemnities and other statements of the Company or its officers and of the Initial Purchasers set forth in or made pursuant to this Agreement will remain in full force and effect, regardless of any investigation made by or on behalf of the Initial Purchasers or the Company or any of the indemnified persons referred to in Section 8 hereof, and will survive delivery of and payment for the Securities. The provisions of Sections 5(p), 7 and 8 hereof shall survive the termination or cancellation of this Agreement.

          12. Notices. All communications hereunder will be in writing and effective only on receipt, and, if sent to the Representatives, will be mailed, delivered or telefaxed to (i) the Citigroup General Counsel (fax no.: (212) 816-7912) and confirmed to Citigroup at 388 Greenwich Street, New York, New York 10013, Attention: General Counsel, (ii) Banc of America Securities (fax no.:
(646) 313-4803) and confirmed to it at 40 West 57th Street, NY1-040-27-01, New York, New York 10019, Attention: High Grade Transaction Management/Legal, and
(iii) Morgan Stanley & Co. Incorporated, 1585 Broadway, 29th Floor, New York, NY 10036 Attention: Investment Banking Department, or, if sent to the Company, will be mailed, delivered or telefaxed to (714) 246-6987 and confirmed to it at 2525 Dupont Drive, Irvine, California 92612, Attention: General Counsel.

          13. Successors. This Agreement will inure to the benefit of and be binding upon the parties hereto and their respective successors and the indemnified persons referred to in Section 8 hereof, and, except as expressly set forth in Section 5(j) hereof, no other person will have any right or obligation hereunder.

          14. Integration. This Agreement supersedes all prior agreements and understandings (whether written or oral) between the Company and the Initial Purchasers, or any of them, with respect to the subject matter hereof.

          15. Applicable Law. This Agreement will be governed by and construed in accordance with the laws of the State of New York applicable to contracts made and to be performed within the State of New York.

          16. Waiver of Jury Trial. The parties hereto hereby irrevocably waive, to the fullest extent permitted by applicable law, any and all right to trial by jury in any legal proceeding arising out of or relating to this Agreement or the transactions contemplated hereby.

          17. No Fiduciary Duty. The Company hereby acknowledges that (a) the purchase and sale of the Securities pursuant to this Agreement is an arm's-length commercial transaction between the Company, on the one hand, and the Initial Purchasers and any affiliate through which they may be acting, on the other, (b) the Initial Purchasers are acting as principal and not as an agent or fiduciary of the Company and (c) the Company's engagement of the Initial Purchasers in connection with the offering and the process leading up to the offering is as independent contractors and not in any other capacity. Furthermore, the Company agrees that it is solely responsible for making its own judgments in connection with the offering (irrespective of whether any of the Initial Purchasers has advised or is currently advising the Company on related or other matters). The Company agrees that it will not claim that the Initial Purchasers have rendered advisory services of any nature or respect, or owe an agency, fiduciary or similar duty to the Company, in connection with such transaction or the process leading thereto.

          18. Counterparts. This Agreement may be signed in one or more counterparts, each of which shall constitute an original and all of which together shall constitute one and the same agreement.

          19. Headings. The section headings used herein are for convenience only and shall not affect the construction hereof.

          20. Definitions. The terms which follow, when used in this Agreement, shall have the meanings indicated.

          "Act" shall mean the Securities Act of 1933, as amended, and the rules and regulations of the Commission promulgated thereunder.

          "Affiliate" shall have the meaning specified in Rule 501(b) of Regulation D.

          "Banc of America Securities" shall mean Banc of America Securities
LLC.

          "Business Day" shall mean any day other than a Saturday, a Sunday or a legal holiday or a day on which banking institutions or trust companies are authorized or obligated by law to close in The City of New York.

          "Citigroup" shall mean Citigroup Global Markets Inc.

          "Commission" shall mean the Securities and Exchange Commission.

          "Disclosure Package" shall mean (i) the Preliminary Memorandum, as amended or supplemented at the Execution Time, (ii) the final term sheet prepared pursuant to Section 5(c) hereto and in the form attached as Schedule II hereto and (iii) any Issuer Written Information.

          "Exchange Act" shall mean the Securities Exchange Act of 1934, as amended, and the rules and regulations of the Commission promulgated thereunder.

          "Execution Time" shall mean the date and time that this Agreement is executed and delivered by the parties hereto.

          "Investment Company Act" shall mean the Investment Company Act of 1940, as amended, and the rules and regulations of the Commission promulgated thereunder.

          "Issuer Written Information" shall mean any writings in addition to the Preliminary Memorandum that the parties expressly agree in writing to treat as part of the Disclosure Package.

          "Morgan Stanley" shall mean Morgan Stanley & Co. Incorporated.

          "NASD" shall mean the National Association of Securities Dealers, Inc.

          "PORTAL" shall mean the Private Offerings, Resales and Trading through Automated Linkages system of the NASD.

          "Regulation D" shall mean Regulation D under the Act.

          "Regulation S-X" shall mean Regulation S-X under the Act.

          "Trust Indenture Act" shall mean the Trust Indenture Act of 1939, as amended, and the rules and regulations of the Commission promulgated thereunder.

          If the foregoing is in accordance with your understanding of our agreement, please sign and return to us the enclosed duplicate hereof, whereupon this letter and your acceptance shall represent a binding agreement between the Company and the several Initial Purchasers.

                                        Very truly yours,

                                        Allergan, Inc.


                                        By: /s/ James M. Hindman
                                            ------------------------------------
                                        Name:  James M. Hindman
                                              ----------------------------------
                                        Title: Senior Vice President, Treasury,
                                               ---------------------------------
                                               Risks and Investor Relations
                                               ---------------------------------

The foregoing Agreement is hereby
confirmed and accepted as of the date
first above written.

Banc of America Securities LLC
Citigroup Global Markets Inc.
Morgan Stanley & Co. Incorporated

By: Banc of America Securities LLC


By: /s/ Derek Dillon
    ---------------------------------
Name:  Derek Dillon
      -------------------------------
Title: Managing Director
       ------------------------------


By: Citigroup Global Markets Inc.


By: /s/ Henry H. Schwake
    ---------------------------------
Name: Henry H. Schwake
      -------------------------------
Title: Director, Investment Banking
       ------------------------------


By: Morgan Stanley & Co. Incorporated


By: /s/ Michael Fusco
    ---------------------------------
Name:  Michael Fusco
      -------------------------------
Title: Managing Director
       ------------------------------

For themselves and the other several
Initial Purchasers named in Schedule
I to the foregoing Agreement.

                                   SCHEDULE I

                                                       Principal Amount of Firm
Initial Purchasers                                    Securities to be Purchased
------------------                                    --------------------------
Banc of America Securities LLC ....................         $241,500,000
Citigroup Global Markets Inc. .....................          241,500,000
Goldman, Sachs & Co. ..............................          105,000,000
Morgan Stanley & Co. Incorporated .................          105,000,000
Wells Fargo Securities, LLC .......................            7,000,000
                                                            ------------
   Total ..........................................         $700,000,000
                                                            ============

                                   SCHEDULE II

                                 ALLERGAN, INC.
                     1.50% CONVERTIBLE SENIOR NOTES DUE 2026

Issuer:                                         Allergan, Inc.
Title of securities:                            1.50% Convertible Senior Notes Due 2026
Issue price:                                    100%
Aggregate principal amount offered:             $700 million (excluding option to purchase up to $50 million of additional notes to cover over-allotments)
Net Proceeds:                                   Approximately $685.1 million after deducting the initial purchasers'
                                                discount and Allergan's estimated expenses
Allergan Sources and Use of Proceeds
Information:

Sources:
   Cash                                         Approximately $675.8 million
   Gross proceeds of Ten Year Notes offered
      concurrently                              Approximately $797.7 million

Uses.
   Repurchase of outstanding Allergan
      common stock                              Approximately $257.8 million
   Transaction costs (Inamed acquisition and
      financing transactions)                   Approximately $93.1 million

Allergan Cash and Cash Equivalents, pro forma
   as adjusted:                                 Approximately $727.2 million
Maturity:                                       April 1, 2026
Annual interest rate:                           1.50% per annum, accruing from the settlement date
Interest payment dates:                         Each April 1 and October 1, beginning October 1, 2006
Call dates:                                     At any time on or after April 5, 2009, until April 4, 2011, we may redeem the notes, in whole or in part, for cash at a price equal to
                                                100% of the principal amount being redeemed plus accrued and unpaid interest, to but excluding the redemption date, if the Sale Price of the common stock is equal to or greater than 130% of the conversion price then in effect for at least 20 trading days in the period of 30 consecutive trading days ending on the trading day prior to the date of mailing of the notice of redemption.
                                                Beginning on April 5, 2011 at our option we may redeem all or part of the notes for cash at a price equal to 100% of the principal amount being redeemed plus accrued and unpaid interest, to but excluding the redemption date.
Put dates:                                      Holders may require the issuer to repurchase all or a portion of their notes on April 1, 2011, 2016 and 2021
Trade date:                                     April 7, 2006
Registration.                                   144A with Registration Rights
Conversion rate.                                7.8952 shares of common stock per $1,000 aggregate principal amount of notes
Conversion price:                               $126.66 (approx.) per share of common stock
Settlement:                                     April 12, 2006
Adjustment to conversion rate upon certain      The following table sets forth the stock price, effective date and

Change of Control events on or prior to         number of additional shares, subject to adjustment, to be issuable per
April 1, 2011:                                  $1,000 principal amount of notes. The maximum number of additional shares issuable per $1,000 of notes is 1.57:

                                   STOCK PRICE

EFFECTIVE DATE $105.55 $110.00 $115.00 $120.00 $126.66 $130.00 $140.00 $160.00 $180.00 $200.00 $225.00 $250.00 $275.00 $300.00
-------------- ------- ------- ------- ------- ------- ------- ------- ------- ------- ------- ------- ------- ------- -------
12-APR-06         1.57    1.57    1.41    1.23    1.05    0.99    0.76    0.49    0.32    0.21    0.13    0.09    0.06    0.04
1-APR-07          1 57    1 57    1.41    1.25    1.03    0.95    0.73    0.43    0.26    0.16    0.09    0.06    0.03    0.02
1-APR-08          1.57    1.57    1.41    1.25    1.01    0.91    0.70    0.37    0.19    0.10    0.05    0.02    0.01    0.01
1-APR-09          1.57    1.57    1.49    1.29    1.08    0.94    0.71    0.28    0.00    0.00    0.00    0.00    0.00    0.00
1-APR-10          1.57    1.57    1.57    1.38    1.18    1.07    0.79    0.35    0.00    0.00    0.00    0.00    0.00    0.00
1-APR-11          1.57    1.57    1.54    1.39    1.22    0.00    0.00    0.00    0.00    0.00    0.00    0.00    0.00    0.00

This communication is intended for the sole use of the person to whom it is provided by the sender.

These securities have not been registered under the Securities Act of 1933, as amended, and may only be sold to qualified institutional buyers pursuant to Rule 144A or pursuant to another applicable exemption.

The information in this term sheet supplements Allergan's preliminary offering memorandum, dated April 5, 2006 ("the Preliminary Memorandum") and supercedes the information in the Preliminary Memorandum to the extent inconsistent with the information in the Preliminary Memorandum. This term sheet is qualified in its entirety by reference to the Preliminary Memorandum. Terms used herein but not defined herein shall have the respective meanings as set forth in the Preliminary Memorandum.

ANY DISCLAIMERS OR OTHER NOTICES THAT MAY APPEAR BELOW ARE NOT APPLICABLE TO THIS COMMUNICATION AND SHOULD BE DISREGARDED. SUCH DISCLAIMERS OR OTHER NOTICES WERE AUTOMATICALLY GENERATED AS A RESULT OF THIS COMMUNICATION BEING SENT VIA BLOOMBERG OR ANOTHER EMAIL SYSTEM.

                                    EXHIBIT A

                       [Form of Latham & Watkins Opinion]

                                    EXHIBIT B

                          [Form of E&Y Comfort Letter]

                                    EXHIBIT C

                          [Form of KPMG Comfort Letter]

                                    EXHIBIT D

                          [Form of KPMG Comfort Letter]


                                      D-1